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                                                                   EXHIBIT 21.1
                             List of Subsidiaries
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Protection One, Inc.
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     Protection One Alarm Monitoring, Inc., a Delaware corporation

     Centennial Security Holdings, Inc., a Delaware corporation Centennial Security, Inc., a Delaware corporation
     Nexstar, Inc., a Florida corporation
     Radar Security, Inc., a Delaware corporation
     Safeguard Alarms, Inc., a Missouri corporation
     Secure America Alarm Systems, Inc., a Kansas corporation Security Monitoring Services, Inc., a Florida corporation Sentry Protective Alarms, Inc., a Kansas corporation Sentry Protective Alarms, Inc., a California corporation Westar Communications, Inc., a Kansas corporation
     Westar Security, Inc., a Kansas corporation
     Westar Security Services, Inc., a Kansas corporation WestSec, Inc., a Kansas corporation
     WestSec Mass, Inc., a Massachusetts corporation

Protection One Alarm Monitoring, Inc.
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     none